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                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 13, 2007, except with respect to the matter discussed in Note 17 as to which the date is June 29, 2007 in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-142210) and related Prospectus of Airvana, Inc. for the registration of shares of its common stock.


/s/ Ernst & Young LLP

Boston, Massachusetts
June 29, 2007